EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated December 23, 2020, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended October 31, 2020. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 25, 2021

Appendix A

Fund name
Goldman Sachs International Equity Income Fund
Goldman Sachs International Equity ESG Fund
Goldman Sachs China Equity Fund
Goldman Sachs Emerging Markets Equity Fund
Goldman Sachs ESG Emerging Markets Equity Fund
Goldman Sachs Income Builder Fund
Goldman Sachs Rising Dividend Growth Fund
Goldman Sachs Large Cap Growth Insights Fund
Goldman Sachs Large Cap Value Insights Fund
Goldman Sachs Small Cap Equity Insights Fund
Goldman Sachs Small Cap Growth Insights Fund
Goldman Sachs Small Cap Value Insights Fund
Goldman Sachs U.S. Equity Insights Fund
Goldman Sachs Emerging Markets Equity Insights Fund
Goldman Sachs International Equity Insights Fund
Goldman Sachs International Small Cap Insights Fund